Exhibit 99.1

      Gexa Energy Corp. Announces Resignation of Marcie Zlotnik
                     as a Director of the Company

    HOUSTON--(BUSINESS WIRE)--Dec. 23, 2003--Gexa Energy Corp. (OTCBB:GEXC), a Texas retail electricity provider, announced today that Marcie Zlotnik, formerly the Company's president, has resigned as a director of the Company. Ms. Zlotnik has agreed to provide consulting services to the Company, and will represent Gexa as one of its representatives to the Electric Reliability Council of Texas, the Texas Association of Energy Marketers and the Public Utility Commission of Texas.
    Neil M. Leibman, chairman and CEO, said, "Gexa is pleased to have the continued benefit of Marcie's experience and expertise in the retail energy industry, and her assistance in the regulatory and legislative arena."
    About Gexa Energy: Gexa Energy is a Texas-based retail electric provider, which entered the market as deregulation began on Jan. 1, 2002. The Company offers residential and all size commercial customers in the Texas restructured retail energy market competitive prices, pricing choices, and improved customer-friendly service.

    Forward-Looking Statements:

    Certain statements in this news release may contain forward-looking information within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. All statements, other than statements of fact, included in this release, including, without limitation, statements regarding potential future plans and objectives of the company, are forward-looking statements that involve risks and uncertainties. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements.


    CONTACT: Gexa Energy Corp., Houston
             Neil Leibman, 713-961-9399
             investors@gexaenergy.com